EXHIBIT 3.6.2
                     See Restrictive Legend on Reverse Side
                            SERIES C PREFERRED STOCK
                                 $.001 PAR VALUE

                             CERTIFICATE FOR SHARES

                            U.S. WIRELESS CORPORATION
                            (A Delaware Corporation)

Number: PC____                                              Shares: ***______***

     WHEREAS, U.S. Wireless Corporation (the "Company"), is authorized to issue an aggregate of One million (1,000,000) shares of Preferred Stock, par value $.01 per share, which may be issued in classes or in series, and whose respective rights, designations and preferences may be designated from time to time by a Certificate of Designation by the Board of Directors of U.S. Wireless Corporation; and

     WHEREAS, the Board of Directors of U.S. Wireless Corporation have designated 150,000 shares of Preferred Stock as the "Series C Preferred Stock," pursuant to a Certificate of Designation of the Series C Preferred Stock as filed by the Company which the Office of the Secretary of the State of Delaware on May 17, 2000, setting forth the rights, preferences and limitations of such Series C Preferred Stock.

     WHEREAS,  ___________________  has  subscribed  to purchase  ______________
(_______) of the Series C Preferred Stock for an aggregate purchase price of $-----------.

     NOW, THEREFORE, this certificate certifies that_____________________, is the owner of ____________________________ (_______) of the fully paid and non-assessable shares of Series C Preferred Stock of U.S. Wireless Corporation, transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Certificate of Incorporation and By-laws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the officers of the Corporation.

     IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this __st day of ____, 200_.

         -------------------------          ------------------------------
          David Klarman                        Dr. Oliver Hilsenrath
          Secretary                            Chief Executive Officer

                            U.S. WIRELESS CORPORATION
                                      1993
                                    Delaware

             The following abbreviation, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-          as tenants in common               UNIF GIFT ACT - Custodian.........
TEN ENT-          as tenants by the entireties                (Cust.)      (Minor)
JT TEN-           as joint tenants with right of               under Uniform Gifts to Minors
                  survivorship and not as tenants              Act......................................
                  in common                                             (State)

                        Additional abbreviation may also be used though not in above list.

     For value  received,..............................hereby  sell,  assign and transfer unto

Please Insert Social Security or other
Identifying Number of Assignee              ____________________


Please print or typewrite name and address including postal zip code of assignee

Shares of the stock represented by the attached Certificate, and do hereby irrevocably constitute and appoint __________________ Attorney to transfer the said Limited Partnership Interests on the books of the within-named Limited Partnership with full power of substitution in the premises.

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

Dated:
       ----------------------------


                                                                       SIGNATURE

                                                            SIGNATURE GUARANTEED

                               ELECTION TO CONVERT

     The undersigned hereby irrevocably elects to exercise the right to convert shares of Series C Preferred Stock into shares of Common Stock, and herewith tenders said shares of Series C Preferred Stock in accordance with the issuers Certificate of Incorporation. The undersigned requests that a certificates for such securities be registered in the name and address of and that such Certificate be delivered to whose address is .

Dated:


            Signature (Signature must conform in all respects to name of holder)

                            ***Restrictive Legend***

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.